Exhibit 99.9

THIS DEED OF RELEASE (the “Deed”) is made as of 21 July 2015.

BY:

(1)                                 FOSUN INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (the “Mortgagee”)

IN FAVOR OF

(2)                                 SKILLGREAT LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1499534 and having its registered office at P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Mortgagor”).

WHEREAS:

(A)                               Pursuant to an EQUITABLE SHARE MORTGAGE dated 23 July 2014 (the “Mortgage Deed”) executed by the Mortgagor in favor of the Mortgagee, the Mortgagor granted a charge (the “Share Charge”) over 2,250,711 ordinary shares (the “Mortgaged Shares”) of Bona Film Group Limited (the “Company”) registered in the name of Mortgagor, in favour of the Mortgagee, as a continuing security for the discharge and/or payment of the Secured Obligations (as defined in the Mortgage Deed).

(B)                               The Mortgagor has repaid by 21 July 2015 to the Mortgagee US$23,233,342.67, representing US$22,232,863.80 in payment of the principal amount of the Loan (as defined in the Loan Agreement) in full and US$1,000,478.87 in payment of all the accrued and unpaid interest under the Loan Agreement (as defined in the Mortgage Deed).

(C)                               The Mortgagee has agreed to execute this Deed to release and discharge the Mortgaged Shares from the security created by the Mortgage Deed subject to the terms thereof.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.                                      Unless the context otherwise requires or unless otherwise defined in this Deed, capitalised terms in this Deed (including the Recitals) shall have the same meaning ascribed to them in the Mortgage Deed.

2.                                      The Mortgagee hereby irrevocably and unconditionally:

(a)                                  RELEASES AND DISCHARGES the Mortgagor from all its liabilities and obligations arising pursuant to or in connection with the Mortgage Deed with effect from the Effective Date (defined below);

(b)                                  REASSIGNS AND RETRANSFERS absolutely to the Mortgagor all right, title and interest to the Mortgaged Shares assigned to the Mortgagee pursuant to the Mortgage Deed; and

(c)                                  ACKNOWLEDGES AND CONFIRMS that the Mortgagor has duly discharged and repaid in full the principal amount of the Loan and the interest accrued thereon.

3.                                      The discharge, release, reassignment and retransfer under Clause 2 shall be without prejudice to the Mortgagee’s rights and remedies in respect of any claims for breaches by the Mortgagor of any representations, warranties, undertakings, covenants or agreements under the Mortgage Deed prior to the date of this Deed.

4.                                      For the avoidance of doubt, all of the obligations of the Mortgagee under the Mortgage Deed shall be unconditionally and irrevocably discharged and released.

5.                                      This Deed shall take effect from the date hereof (the “Effective Date”).

6.                                      Each party shall bear its own expenses incurred in connection with the negotiation and execution of this Deed, while the Mortgagor shall bear the whole expenses incurred in connection with the release and discharge of Share Charge.

7.                                      This Deed shall be binding upon and enure to the benefit of the Mortgagor and the Mortgagee and their respective successors and permitted assigns.

8.                                      This Deed shall be governed by and construed in accordance with the laws of Cayman Islands, and each of the Mortgagor and the Mortgagee irrevocably submits to the non-exclusive jurisdiction of the courts of the Cayman Islands in connection with any matters arising hereto.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS whereof this Deed has been executed by the parties on the day and year first above written.

MORTGAGEE

EXECUTED AS A DEED for and on behalf of Fosun		)
International Holdings Limited:		)
)
		)	/s/ Guo Guangchang
		)	Duly Authorised Signatory
)
		)	Name:	Guo Guangchang
)
		)	Title:	Director

in the presence of:

/s/ Ding Guoqi
Signature of Witness

Name:	Ding Guoqi

Address:

[Signature Page to Deed of Release over Shares in Bona]

IN WITNESS whereof this Deed has been executed by the parties on the day and year first above written.

MORTGAGOR

EXECUTED AS A DEED for and on behalf of		)
Skillgreat Limited		)
)
		)	/s/ Yu Dong
		)	Duly Authorised Signatory
)
		)	Name:	Yu Dong
)
		)	Title:	Director

in the presence of:

/s/ Zou Menglei
Signature of Witness

Name:	Zou Menglei

Address:

[Signature Page to Deed of Release over Shares in Bona]